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                                                                   Exhibit 10.14

                   SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT

         THIS SOFTWARE DEVELOPMENT AGREEMENT (the "Agreement") is made as of the 19th day of January, 1999 by and between AUTOMATED TRAVEL SYSTEMS, INC. ("ATSI"), a Delaware corporation having an office at 119 West 40th Street, 12th Floor, New York, New York 10018, and GLOBAL DISCOUNT TRAVEL SERVICES, LLC, a Nevada limited liability company with its principal place of business at 980 Kelly Johnson Drive, Las Vegas, NV 89119 ("Global").

         WHEREAS, ATSI is designing and developing a travel database booking system (the "Booking Engine System") providing access to airline fare, routing, rules, travel information and computer reservation systems necessary to create a PNR and facilitating airline reservations;

         WHEREAS, pursuant to a certain Booking Database License Agreement dated the date hereof between ATSI and Global (the "License Agreement"), ATSI has agreed to license to Global the Booking Engine System for use in connection with Global's travel reservation business;

         WHEREAS, Global desires to have ATSI develop for Global's use in connection with Global's on-line ticket booking service a booking engine software application to provide access to the Booking Engine System and to permit users to make airline and other travel reservations over the World Wide Web (such software system including the source code and all documentation related thereto, as enhanced or modified from time to time, is referred to herein as the "Web Site Front End System"); and

         WHEREAS, Global will develop the integrated site navigation software to be used to provide navigation consistency throughout the Web Site Front End System (the "Global Modules").

         NOW, THEREFORE, in consideration of the mutual promises, covenants, undertakings and agreements set forth herein and in the License Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree as follows:

         1.       Development of the Web Site Front End System; Training; and
Support.

         (a) Engagement. Global hereby engages ATSI, and ATSI hereby agrees to be engaged by Global, (i) to develop the Web Site Front End System in accordance with the specifications attached hereto as Exhibit A as amended from time to time by the parties (the "Specifications"), (ii) to provide Global personnel or its designees with reasonable support in the integration of the Web Site Front End System into the Global Modules and
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(ii) to provide training and support with respect to the Web Site Front End
System as more specifically described in this Section 1 below (the development, training and support services to be provided hereunder are collectively referred to herein as the "Services"), it being acknowledged and agreed that ATSI shall have no obligation to provide training or support services with respect to the Global Modules. Global agrees to provide ATSI with all information reasonably requested by ATSI as required to carry out ATSI's duties under this Agreement.

         (b) Time Commitment. In connection with the development of the Web Site Front End System and the training of Global personnel in the operation and programming of the Web Site Front End System, unless this Agreement is sooner terminated as hereafter provided, ATSI shall deliver the Web Site Front End System on or before March 1, 1999 (the "Delivery Date").

         (c) Subsequent Maintenance, Training and Support. For a period of 60 days after the Delivery Date, ATSI shall provide Global, without charge other than payment of expenses as stated in Section 3(d) below, support and training services as reasonably required by Global for the implementation of the Web Site Front End System. An initial response to or acknowledgment of a request for support shall be made by ATSI within four hours of receipt of the request.

         (d) No Other Support. Except as expressly provided in this Agreement, ATSI shall not be obligated under this Agreement to provide any other support or assistance to Global or any third party.

         2.       License; Delivery; Acceptance; Testing.

         (a) License. Upon the terms and subject to the conditions of this Agreement, unless this Agreement is terminated in accordance with the terms hereof, ATSI grants to Global a perpetual, non-exclusive, non-transferable, royalty-free right and license (the "License") solely (i) to use the Web Site Front End System on Global's servers where such servers are principally located (the "Global Facility") in connection with Global's on-line travel booking business, (ii) to upgrade, update, replace, revise, enhance, add t o or convert the Web Site Front End System (the "System Enhancements") for the purposes stated in (i) above, and (iii) to develop and test Global Modules (the foregoing are referred to as the "Permitted Uses"). Global shall have no right to grant sublicenses under, nor to transfer, the Web Site Front End System. Global shall also have the right to maintain not more than one back-up copy of the Web Site Front End System for: (i) non-productive, archival purposes and (ii) for use at a facility other than the Global Facility in the event of an emergency that renders inoperable the servers located in the Global Facility. In the event ATSI shall develop modifications or enhancements to the Web Site Front End System (the "Modifications"), and if the Modifications are not developed exclusively for a third party, then ATSI shall make the Modifications available to Global


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on terms and conditions (including cost) not less favorable than the terms and conditions which the Modifications are offered to other third parties.

         (b) Delivery; Acceptance. The Web Site Front End System shall function in accordance with the Specifications on or before the 15th day after the Delivery Date. For all work product deliverables in connection with the development of the Web Site Front End System, Global shall, within sixty (60) days of receipt of ATSI's statement that the deliverable is complete, place the deliverable in productive use and review it and accept it or notify ATSI in writing of non-acceptance if the deliverable does not conform to the Specifications, documenting in reasonable detail any and all material defects in the deliverable. ATSI shall, upon receipt of such notice, use its reasonable efforts to correct any such material failures and shall notify Global of its completion of the correction. Global shall, after receipt of said notice, review the corrected deliverable and report to ATSI. Global shall do so promptly using diligent efforts, but in no event shall such process exceed twenty (20) days. This cycle shall be repeated only as is reasonably necessary. A deliverable shall be deemed accepted by Global on the earlier to occur of : (i) Global notifies ATSI in writing of its acceptance, in which event the acceptance date shall then be the date of such notice; or (ii) Global fails to notify ATSI in writing of any defect in the deliverable within the 60-day period described above, in which event the acceptance date shall be the last day of said period.

         (c) Rights Respecting Source Code. As the deliverable under this Agreement, ATSI shall deliver to Global the Web Site Front End System in source code form, together with all technical documentation relating thereto. Global may not (i) permit any third party access to the source code for the Web Site Front End System, except as provided elsewhere herein or (ii) otherwise permit any third parties to use the Web Site Front End System to create a derivative work, except, in any case, consultants retained on a "work-for-hire" basis (who have agreed in writing that all rights relating to the Web Site Front End System belong to ATSI) and who are subject to confidentiality provisions no less stringent than those set forth herein. Global shall not, and shall not permit, any third party to use, reproduce, sublicense, distribute or dispose of the Web Site Front End System, in whole or in part, except as expressly permitted under the terms of this Agreement.

         (d) Intellectual Property Notices. In order to protect ATSI's trade secrets and copyrights in the Web Site Front End System, Global agrees to reproduce and incorporate ATSI's trade secret or copyright notices in the Web Site Front End System.

         (e) Reservation of Rights.

                  (i) Nothing contained in this Agreement shall prohibit ATSI from making, using, licensing, distributing, selling or granting any rights in and to the Web Site Front End System, or any portion thereof or making derivative works from the Web


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Site Front End System and granting any rights with respect thereto, except with respect to those portions of the source code of the Web Site Front End System which are specifically identified on Exhibit BC hereto, as such Exhibit shall be amended from time to time upon the mutual agreement of Global and ATSI (such specific portions of the source code are referred to as the "Global Property"), and ATSI agrees it shall not permit any third party to use the Global Property. Global shall have no rights in or to the Web Site Front End System (including its source code and technical documentation) or to any product or service offered by ATSI except as contemplated hereby or in other agreements between the parties hereto. Global shall not market, distribute, provide or license, or permit any third party to market, distribute, provide or license, the Web Site Front End System for any uses other than as provided herein. The Board of Directors of ATSI shall determine to whom in the leisure travel business a license for the Web Site Front End System may be granted.

                  (ii) Subject to the underlying intellectual property rights of ATSI in and to the Web Site Front End System, nothing contained in this Agreement shall prohibit Global from making, using, licensing, distributing, selling or granting any rights in and to the Global Property or the Global Modules or any portion thereof or making derivative works from the Global Property or the Global Modules and granting any rights with respect thereto, which ATSI agrees it shall not permit any third party to use. ATSI shall have no rights in or to the Global Property, the Global Modules, the System Enhancements, or any product or service offered by Global except as contemplated hereby or in other agreements between the parties hereto. ATSI shall not market, distribute, provide or license, or permit any third party to market, distribute, provide or license, the Global Property, the Global Modules or the System Enhancements for any uses other than as provided herein.

         3.       Payments.

         (a) License Fees. The fees set forth in the License Agreement shall constitute full and complete payment for the services set forth herein.

         (b) Expenses. Each party shall bear its expenses arising from the performance of its obligations under and relating to this Agreement, including (without limitation) expenses for facilities, employee salaries, work spaces, utilities, license fees (subject to Section 5(d) below), clerical and reproduction services and supplies. Notwithstanding the foregoing, Global shall reimburse ATSI for its actual out-of-pocket expenses which are reasonable and necessary under this Agreement incurred in connection with ATSI personnel's travel to and from Global's places of business (including accommodations and meals) within 45 days after receipt of an invoice therefor; provided, however, that ATSI shall obtain prior approval from Global for expenditures in excess of $100 per person per day. Travel arrangements and hotel accommodations shall be arranged through Global.


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         (c) Taxes. Global shall pay for, or reimburse ATSI for, all sales, use, transfer or other taxes and all duties, whether international, national, state, or local however designated, which are levied or imposed by reason of the transactions contemplated hereby; excluding, however, taxes based upon ATSI's revenue, income or profits.

         4.       Ownership of Intellectual Property and Confidentiality.

         (a) Title to the Web Site Front End System. ATSI represents that it is or will be the owner of all right, title and interest in and to the Web Site Front End System, other than the Global Property, and has the right to grant the License to, and will have the right to deliver the source code to, Global. Global acknowledges and agrees that the Web Site Front End System contains and will contain valuable trade secrets and/or proprietary and confidential information of ATSI, and, except as provided in this Agreement, any right, title and interest to the Web Site Front End System shall vest in ATSI, including any patents, copyrights, trademarks, trade secrets, methods of processing, design and structure of individual programs and their interaction and programming techniques employed therein. The Web Site Front End System shall belong exclusively to ATSI, with ATSI having the right to obtain and to hold in its own name patent registrations, copyright registrations, or such other protections as may be appointed to the subject matter and any extensions or renewals thereof. Global agrees to give ATSI reasonable assistance, at ATSI's sole cost and expense, required to perfect and protect the rights defined in this Section 4(a). Global agrees that it will execute and deliver all such further papers as may be necessary, including original applications and applications for renewal, extension or reissue of patents or copyrights in any and all countries, to vest title to the Web Site Front End System to ATSI, its successors, assigns or nominees. Except as provided in Section 4(b) hereof, nothing in this Agreement shall be construed to vest in Global any proprietary interest in the Web Site Front End System, and any enhancements to the Web Site Front End System developed by or for ATSI.

         (b) Title to the Global Property, System Enhancements and Global Modules. Global represents and ATSI hereby acknowledges that Global is or will be the owner of all right, title and interest in and to the Global Modules, the System Enhancements, and the Global Property, and any material additional functionality to the Global Modules, the System Enhancements, and the Global Property developed by Global, including, without limitation, patents, copyrights, trademarks and trade secrets. ATSI acknowledges and agrees that, subject to the underlying intellectual property rights of ATSI to the Web Site Front End System, the Global Modules, the System Enhancements and Global Property contain and will contain valuable trade secrets and/or proprietary and confidential information of Global, and, except as provided in this Agreement, any right, title and interest to the Global Property, the System Enhancements, and Global Modules shall vest in Global, including any patents, copyrights, trademarks, trade secrets, methods of processing, design and structure of individual programs and their interaction and


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programming techniques employed therein. The Global Modules, the System
Enhancements, and the Global Property shall belong exclusively to Global, with Global having the right to obtain and to hold in its own name patent registrations, copyright registrations, or such other protections as may be appointed to the subject matter and any extensions or renewals thereof. ATSI agrees to give Global reasonable assistance, at Global's sole cost and expense, required to perfect and protect the rights defined in this Section 4(b). ATSI agrees that it will execute and deliver all such further papers as may be necessary, including original applications and applications for renewal, extension or reissue of patents or copyrights in any and all countries, to vest title to the Global Modules, the System Enhancements, and Global Property to Global, its successors, assigns or nominees.

         (c) Confidentiality. ATSI and Global acknowledge that in the course of performing their responsibilities under this Agreement, they each may be exposed to or acquire information that is proprietary to or confidential to the other. ATSI and Global agree to hold such information in strict confidence and not to copy, reproduce, sell, assign, license, market, transfer, give or otherwise disclose such information to third parties or to use such information for any purposes whatsoever, without the express written permission of the other party, other than for the performance of their respective obligations hereunder, and to advise each of their employees, agents and representatives of their obligations to keep such information confidential. All such confidential and proprietary information, data, code, finances, business plans and computer software are hereinafter collectively referred to as "Confidential Information." ATSI and Global shall use their reasonable efforts to assist each other in identifying and preventing any unauthorized use or disclosure of any Confidential Information. Without limitation of the foregoing, ATSI and Global shall use reasonable efforts to advise each other immediately in the event that either learns or has reason to believe that any person who has had access to Confidential Information has violated or intends to violate the terms of this Agreement, and will reasonably cooperate in seeking injunctive relief against any such person.

         (d) Non-Confidential Information. Notwithstanding the obligations set forth in Section 4(c), the confidentiality obligations of ATSI and Global shall not extend to information that:

                  (i) is, as of the time of its disclosure, or thereafter, becomes part of the public domain through a source other than the receiving party;

                  (ii) was known to the receiving party as of the time of its disclosure;

                  (iii) is independently developed by the receiving party;


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                  (iv) is subsequently learned from a third party whose
disclosure of the information does not constitute a direct or indirect breach by that third party of any confidentiality obligation to the providing party or to ATSI or Global; or

                  (v) is required to be disclosed pursuant to court order or government authority, including as part of any filing with the Securities and Exchange Commission, whereupon the receiving party shall provide notice to the other party prior to such disclosure so as to allow sufficient time to oppose such order or authority's request.

         5.       WARRANTIES AND DISCLAIMERS.

         (a)      ATSI represents and Warrants to Global as follows:

                  (i) Organization. ATSI is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

                  (ii) Authorization. This Agreement constitutes ATSI's valid and legally binding agreement enforceable against it in accordance with the terms hereof.

                  (iii) No Violation. Execution and delivery of this Agreement and the performance of its obligations hereunder are not in violation of, and do not conflict with or constitute a default under, any of the terms and provisions of any agreement to which it is expressly a party, indenture or instrument to which it is bound.

                  (iv) No Infringement.

                  (A) There are no claims, disputes, actions, suits or proceedings, including, without limitation, suits for patent infringement, pending or, to the knowledge of ATSI, threatened against or affecting the Web Site Front End System, or the use thereof by Global. Neither the Web Site Front End System, nor the use thereof by Global as delivered to Global (and excluding any claims based on use in combination with any other products), does or will infringe or conflict with any United States patents, United States patent applications, know-how, processes, trade secrets, techniques, procedures or other United States proprietary property rights or intellectual property, of or held by, any Person, nor has any claim (whether or not embodied in an action, past or present) of such infringement been threatened or asserted, nor is such a claim pending, against ATSI (or, insofar as ATSI is aware, any entity from which ATSI has obtained such rights).

                  (B) The Web Site Front End System shall not violate the United States intellectual property rights of any third party.

                  (v) Web Site Front End System. ATSI agrees to develop the Web Site Front End System in accordance with the Specifications. Global agrees to cooperate with


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ATSI and to promptly provide ATSI with all information reasonably requested by
ATSI which is required to carry out ATSI's duties under this Agreement. The Web Site Front End System shall function in accordance with the Specifications for the later to occur of (i) the period of 60 days after acceptance of the Web Site Front End System, or (ii) until such time as Global, directly or through its agents, makes modifications to the Web Site Front End System.

                  (vi) Year 2000 Compliance. The Web Site Front End System will be (A) free of any software virus, worm, virus macro, Trojan Horse, or other such component designed to permit unauthorized access, to disable, erase, or otherwise harm or maliciously alter software, hardware or data (provided that this is not a warranty that the system will be virus free after it is used or combined with other software) and (B) shall not experience any abnormality, malfunction, or degradation in its operation as a result of changing date values in connection with moving from the calendar year 1999 to the calendar year 2000 and beyond that arise from an internal systems failure ("Year 2000 Compliant"). Global acknowledges that the Web Site Front End System will interact with third party software, hardware, systems, databases and computer networks that may experience abnormality, malfunction or degradation in their operation as a result of changing date values in connection with moving from calendar year 1999 to calendar year 2000 and beyond, which may in turn cause the Web Site Front End System to experience abnormality, malfunction or degradation in its operation. Global agrees that ATSI is in no way responsible for such abnormality, malfunction or degradation in the operation of the Web Site Front End System caused by third party software, hardware, systems, databases and computer networks. ATSI shall take reasonable steps to insure that any third party software that is integrated into the Web Site Front End System is Year 2000 Compliant.

         (b) Each party agrees to indemnify and hold the other party harmless against any suit, claim, damage, and expense (including reasonable attorneys' fees) by reason of (i) its negligence or willful misconduct in the course of the performance of this Agreement or (ii) a breach of its warranties and obligations under this Agreement (except with respect to section 5(a)(vi), Year 2000 Compliance, with respect to which correction by ATSI of any defect in the Web Site Front End System in violation of that section shall be the exclusive remedy of Global).

         (c) No Warranties. EXCEPT AS PROVIDED IN THIS AGREEMENT, THE WEB SITE FRONT END SYSTEM AND THE SYSTEM ENHANCEMENTS ARE LICENSED "AS IS" AND ATSI MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE WEB SITE FRONT END SYSTEM, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR THAT THE WEB SITE FRONT END SYSTEM OR THE SYSTEM ENHANCEMENTS AS DEVELOPED AND DESIGNED WILL MEET ANY


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REQUIREMENTS OR WILL PERFORM ERROR FREE OR IN CONFORMANCE WITH THE NEEDS OR
REQUIREMENTS OF GLOBAL.

         (d) Third Party Software. ATSI and Global understand that the Web Site Front End System, the System Enhancements, the Global Modules and the Global Property may include certain third party software. It is acknowledged by the party utilizing such third party software that such party shall be solely responsible for obtaining licenses to such third party software if such software is not already in such parties' possession, including the right to incorporate such software into the Web Site Front End System or the Global Modules. NEITHER ATSI NOR GLOBAL MAKES ANY WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, AS TO THE QUALITY, CAPABILITIES, OPERATIONS, PERFORMANCE OR SUITABILITY OF THIRD PARTY SOFTWARE, INCLUDING THE ABILITY TO INTEGRATE WITH MODIFICATIONS TO THE WEB SITE FRONT END SYSTEM, THE SYSTEM ENHANCEMENTS, THE GLOBAL PROPERTY OR THE GLOBAL MODULES, AS THE CASE MAY BE, OR OF NEW RELEASES TO INTEGRATE WITH THE WEB SITE FRONT END SYSTEM, THE SYSTEM ENHANCEMENTS, THE GLOBAL PROPERTY OR THE GLOBAL MODULES, AS THE CASE MAY BE. The quality, capabilities, operations, performance and suitability of such third party software lies solely with Global or ATSI, as the case may be, and the vendor or supplier of such third party software.

         (e) Disclaimer of Warranty. THE WARRANTIES SET FORTH HEREIN ARE LIMITED WARRANTIES AND ARE IN LIEU OF ALL OTHER WARRANTIES EXPRESS OR IMPLIED. ATSI DOES NOT WARRANT THAT THE SOFTWARE LICENSED HEREBY WILL MEET SUCH PARTY'S FUTURE OR UNDISCLOSED REQUIREMENTS.

         6.       LIMITATION OF LIABILITY.

         (a) EXCEPT FOR CLAIMS FOR MISAPPROPRIATION BY ONE PARTY OF THE INTELLECTUAL PROPERTY OR CONFIDENTIAL INFORMATION OF THE OTHER PARTY, IN NO EVENT SHALL EITHER GLOBAL'S OR ATSI'S AGGREGATE LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT FOR ANY REASON AND UPON ANY CAUSE OF ACTION WHATSOEVER EXCEED THE PAYMENTS MADE UNDER THE LICENSE AGREEMENT. OTHER THAN THE INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS AGREEMENT, NEITHER ATSI NOR GLOBAL SHALL HAVE ANY LIABILITY FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE DELIVERY, USE, OR PERFORMANCE OF THE WEB SITE FRONT END SYSTEM, THE SYSTEM ENHANCEMENTS, THE GLOBAL PROPERTY OR THE GLOBAL MODULES, WHETHER IN WARRANTY, CONTRACT, NEGLIGENCE OR STRICT LIABILITY IN TORT.


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         (b) NEITHER ATSI NOR GLOBAL SHALL HAVE ANY LIABILITY WITH RESPECT TO
ITS OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE FOR SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR INCIDENTAL DAMAGES, INCLUDING DAMAGES AS A RESULT OF LOST PROFITS OR BUSINESS INTERRUPTION, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         (c) BOTH ATSI AND GLOBAL AGREE THAT THE OTHER'S AFFILIATES, REPRESENTATIVES, OFFICERS, DIRECTORS AND ADVISORS SHALL NOT BE LIABLE TO THE OTHER PARTY UNDER ANY THEORY OF LIABILITY OR ANY FORM OF ACTION.

         7.       THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

         (a) ATSI Indemnification. Subject to the limitations contained in
Section 6 hereof, ATSI shall indemnify, defend and hold Global harmless from any liabilities, damages, losses, costs and expenses (including reasonable attorneys' fees) in the event that Global is subject to a claim that the Web Site Front End System, as delivered by ATSI, infringes the United States intellectual property rights of any third party or is enjoined, for any reason, from using the Web Site Front End System as a result of such claim. Notwithstanding the foregoing, if Global cannot use the Web Site Front End System as set out in this Agreement without infringing the patents or proprietary rights of a third party, ATSI shall have the right to determine the most effective way of proceeding to obtain such rights, which may include ATSI negotiating with the third party for a license under the third party's patents, copyrights, and proprietary rights, subject to reasonable license terms.

         Global acknowledges and agrees that the foregoing is the sole obligation of ATSI in the event of any infringement of any intellectual property rights of any third party by the Web Site Front End System or any part thereof; provided, that Global shall give prompt notice, cooperation and assistance to ATSI relative to any such claim and provided that ATSI shall have the option to undertake and conduct the defense of any such claim or suit.

         If requested by ATSI, Global shall make any reasonable modification of its use of the Web Site Front End System and shall take such other reasonable action as ATSI reasonably may request at ATSI's expense in order to avoid suit for an alleged infringement, to reduce the potential adverse effect of any such claim, or to settle any alleged infringement claim by making such practice non-infringing, provided that the functionality of the Web Site Front End System shall remain substantially the same as before the modifications.


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         Except as provided in Section 7(b) below, ATSI shall indemnify, defend and hold Global harmless from any liabilities, damages, losses, claims, liens, costs and expenses (including reasonable attorneys' fees) incurred by Global as a result of any claims or proceedings against Global arising out of or based upon ATSI's violation of any applicable export provision.

         (b)      Global Indemnification.

                  (i) Except as provided in Section 7(a) above, Global shall indemnify, defend and hold ATSI harmless from any liabilities, damages, losses, claims, liens, costs and expenses (including reasonable attorneys' fees) incurred by ATSI as a result of any claims or proceedings against ATSI arising out of or based upon (i) a claim that the Global Modules, the System Enhancements or the Global Property infringe the intellectual property rights of any third party, (ii) the use of the Global Modules, the Global Property or f the System Enhancements by Global, (iii) the combination, operation or use of the Global Modules, the System Enhancements or the Global Property with any hardware, programs or data not supplied and/or recommended for use by ATSI if such claims or proceedings would have been avoided but for such combination, operation or use, or (iv) Global's violation of any applicable export provision or other failure to comply with the provisions hereof.

                  (ii) Global shall use its reasonable efforts to assist ATSI in identifying and preventing any unauthorized use, disclosure, or infringement of the Web Site Front End System or the System Enhancements. Without limitation of the foregoing, Global shall advise ATSI immediately in the event that it learns or has reason to believe that any person who has had access to the Web Site Front End System or the System Enhancements has violated or intends to violate the terms of this Agreement, and will cooperate in seeking injunctive relief against any such person.

         8.       Termination.

         (a) Termination. ATSI or Global may terminate this Agreement upon thirty (30) days (the "Notice Period") written notice of a material breach of the terms of this Agreement by the other party and failure to cure such breach within the Notice Period or in the event either party (i) terminates or suspends its business; (ii) becomes subject to any bankruptcy or insolvency proceeding under Federal or state statute; or (iii) becomes insolvent or becomes subject to direct control by a trustee, receiver or similar authority. This Agreement shall also automatically terminate upon the termination of the License Agreement, such termination to be effective on the date of termination of the License Agreement.

         (b) Termination Obligations. Upon termination of this Agreement for any reason by either party other than as a result of a material breach of this Agreement by


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ATSI, Global shall immediately cease use of the Web Site Front End System and the System Enhancements and shall, within fifteen (15) days of such termination, return to ATSI all materials furnished to Global by ATSI, including all documentation pertaining to the Web Site Front End System. Global shall certify in writing to ATSI, promptly at its request, that all use of the Web Site Front End System or any portion thereof has been permanently discontinued. Upon termination of this Agreement hereunder, ATSI's obligation to provide maintenance or other services hereunder shall cease. In the event of termination by Global due to an uncured material breach by ATSI, the provisions of section 2(a) shall survive to permit continued use of the Web Site Front End System by Global.

         (c) Termination By Global or Breach By ATSI. In the event (i) Global terminates this Agreement pursuant to section 8(a) above prior to the Delivery Date under this Agreement, (ii) ATSI fails to deliver the Web Site Front End System by the Delivery Date, or (iii) the Web Site Front End System fails to achieve acceptance in accordance with this Agreement within 120 days after the Delivery Date then Global shall have the right to require ATSI to deliver to Global one copy of all notebooks, data, information and other material acquired or compiled by ATSI in connection with the Web Site Front End System, including source code, object code and technical documentation, in order for Global to complete the Web Site Front End System in accordance with the Specifications or otherwise continue to maintain, modify and enhance the Web Site Front End System in accordance with the terms hereof. In the case of (i), (ii) or (iii) above (whether or not Global has exercised its right under the previous sentence), ATSI shall be obligated to deliver to Global the Web Site Front End System once it is completed by ATSI. ATSI shall not market, offer to sell, sell or license the Web Site Front End System to any third party until ATSI has delivered the Web Site Front End System to Global and Global has accepted it. Any portion of the Web Site Front End developed by Global pursuant to the provisions of this section 8(c) shall belong to Global and be part of the Global Modules. Any part of the Web Site Front End System which was developed and delivered to Global by ATSI shall remain the property of ATSI and shall be subject to the license contained in section 2(a) above.

         9. Force Majeure. Neither party shall be liable or deemed to be in default for any delay or failure in performance under this Agreement for interruption of service resulting directly or indirectly from acts of God, or any causes beyond the reasonable control of such party.

         10. Non-Solicitation. Global and ATSI agree that neither they nor their subsidiaries or other affiliated companies shall directly or indirectly solicit for employment, employ or otherwise retain staff of the other party who they have met as a result of the performance of work under this Agreement during the term of this Agreement, nor for a period of two (2) years after termination of this Agreement unless written consent is given by appropriate parties to this Agreement.

         11. Approvals and Consents. Where agreement, approval, acceptance, or consent by either party is required by any provision of this Agreement, such action shall not be unreasonably delayed or withheld.

         12. Right to Supervise. ATSI has the sole right and obligation to supervise, manage, contract, direct, procure, perform, or cause to be performed all work to be performed by ATSI hereunder unless otherwise provided herein.

         13. Independent Contractors. It is expressly agreed that ATSI and Global are acting hereunder as an independent contractors and under no circumstances shall any of the employees of one party be deemed the employees of the other for any purpose. This Agreement shall not be construed as authority for either party to act for the other party in any agency or other capacity, or to make commitments of any kind for the account of or on the behalf of the other except to the extent and for the purposes provided for herein.

         14. Notice. Any notice required to be given by either party to the other shall be deemed given upon receipt if in writing and actually delivered by overnight courier, or facsimile transmission or deposited in the United States mail in registered or certified form with return receipt requested, postage paid, addressed to the notified party at the address set forth above with a copy to ATSI's counsel, Piper & Marbury L.L.P., 1251 Avenue of the Americas, New York, New York 10020, attn: Paul J. Pollock, Esq., telecopy: 212-835-6001; and with a copy to Global's counsel, Gordon Altman Butowsky Weitzen Shalov & Wein, 114 West 47th Street, New York, New York 10036, attn.: Marc Weitzen, Esq., telecopy: 212-626-0799. Either party and their counsel may change the address to which notice is sent by written notice to the other party.

         15. Assignment. ATSI may not, without the prior written consent of Global, assign or transfer (whether by merger, reorganization, consolidation, sale of all or substantially all of ATSI's assets or otherwise) this Agreement or any obligation incurred hereunder. Global may assign this Agreement without consent to a subsidiary or affiliated company now existing or hereafter organized. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors.

         16. Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other part or provision of this Agreement.

         17. Waiver. No waiver by any party of any breach of any provision hereof shall constitute a waiver of any other breach of that or any other provision hereof.

         18. Entire Agreement. This Agreement, including the Exhibit attached hereto, contains the entire Agreement of the parties, and there are no understandings or agreements relative thereto that are not expressed herein. No waiver, modification or addition to this Agreement shall be valid unless in writing and signed by ATSI and Global. In addition, the parties agree that this Agreement shall supersede any and all prior contracts, agreements, or understandings entered into by the parties.

         19. Survival. The obligations, covenants and agreements set forth in this Section 19 and in Sections 3, 4, 5, 6, 7, 10, 13 and 14 of this Agreement shall continue beyond the term of the Agreement.

         20. Governing Law. This Agreement shall be construed according to the laws of New York without giving effect to the principles of conflicts of law thereof. The parties agree that the federal or state courts sitting within the State of New York shall be the exclusive jurisdiction for governing all matters arising out of or relating to this Agreement.

         21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         22. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and have participated jointly in negotiations and drafting of this Agreement. The parties hereby agree that the normal rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

         The parties hereto, by their duly authorized agents, have set their hands hereto on the date first set forth above.

                         AUTOMATED TRAVEL SYSTEMS, INC.


                                            By:________________________________
                                                 Seth Perelman
                                                 President

                                            GLOBAL DISCOUNT TRAVEL SERVICES, LLC


                                            By:________________________________
                                                 Terry O'Neal
                                                 Manager